UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2014

L-3 COMMUNICATIONS HOLDINGS, INC.

L-3 COMMUNICATIONS CORPORATION

(Exact names of registrants as specified in their charters)

DELAWARE	001-14141 333-46983	13-3937434 13-3937436
(State or other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

600 THIRD AVENUE, NEW YORK, NEW YORK	10016
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (212) 697-1111

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. — Other Events.

In connection with the previously announced redemption by L-3 Communications Holdings, Inc. (the “Company”) of all of its outstanding 3% Convertible Contingent Debt Securities (the “CODES”) due 2035 (CUSIP Numbers: 502424AE4 and 502413AW7) to be effected on June 2, 2014 (the “Redemption Date”), the Company is confirming that the value of all conversions of any CODES by a holder pursuant to a Notice of Conversion submitted prior to 3:00 p.m. on May 13, 2014 will be calculated based on the Closing Sale Price of the Common Stock and the Conversion Rate for each Trading Day in the 20 Trading Day period beginning on the third Trading Day following the Company’s receipt of such holder’s Notice of Conversion. In addition, in order to comply with certain procedures of The Depository Trust Company (“DTC”), the Company is notifying holders that: (i) unless otherwise specified by a holder, the value of all conversions of any CODES by such holder pursuant to a Notice of Conversion submitted between 3:00 p.m. (New York City time) on May 13, 2014 and 5:00 p.m. (New York City time) on May 16, 2014 will be calculated based on the Closing Sale Price of the Common Stock and the Conversion Rate for each Trading Day in the 20 Trading Day period beginning on the third Trading Day following the Company’s receipt of such holder’s Notice of Conversion, and (ii) the value of all conversions of any CODES by a holder pursuant to a Notice of Conversion submitted after 5:00 p.m. (New York City time) on May 16, 2014, will be calculated based on the Closing Sale Price of the Common Stock and the Conversion Rate for each Trading Day in the 20 Trading Day period ending one Trading Day immediately preceding the Redemption Date.

For a full description of the terms of the previously announced redemption by the Company of all of its outstanding CODES, see the Notice of Redemption and Conversion Option of CODES dated May 13, 2014 (the “Notice of Redemption”). As specified in the Notice of Redemption, holders are entitled to convert their CODES at any time until the close of business on the Business Day immediately preceding the Redemption Date.

The Trustee has informed the Company that, as of the date of this Current Report on Form 8-K, all custodians and beneficial holders of the CODES hold the CODES through accounts with DTC and that there are no certificated CODES in non-global form. Accordingly, all conversion of the CODES must be submitted through the transmittal procedures of DTC.

Terms used but not otherwise defined herein have the meanings assigned to them in the Notice of Redemption and the Indenture, dated as of July 29, 2005, among the Company, the guarantor parties named therein and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee.

A copy of each of the Supplemental Notice to Holders dated May 15, 2014 and the Notice of Redemption is attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit

99.1	Supplemental Notice to Holders dated May 15, 2014

99.2	Notice of Redemption and Conversion Option of CODES dated May 13, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

L-3 COMMUNICATIONS HOLDINGS, INC. L-3 COMMUNICATIONS CORPORATION

By:	/s/ Ralph D’Ambrosio
Name: Ralph D’Ambrosio
Title: Senior VP & Chief Financial Officer

Dated: May 15, 2014